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                                                                  EXHIBIT 5.1



            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]


                                                   Writer's Direct Dial Number
                                                         (212) 836-8000



                                January 14, 1997



All American Communications, Inc.
808 Wilshire Boulevard
Santa Monica, CA 90401


Gentlemen:

          We have acted as special counsel to All American Communications, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of an aggregate of 2,250,000 shares of the Company's Class B Common Stock, par value $.0001 per share (the "Class B Common Stock"), pursuant to its 1994 Stock Incentive Plan (the "Plan").

          In that connection, we have reviewed the Restated Certificate of Incorporation of the Company, its By-Laws, resolutions of its Board of Directors and such other documents and records as we have deemed appropriate.

          On the basis of such review and having regard to legal considerations which we deem relevant, it is our opinion that the Class B Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, when issued in accordance with the terms set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                              Very truly yours,


                                              /s/ Kaye, Scholer, Fierman,
                                                         Hays & Handler, LLP